EXHIBIT 99.1

SMARTSERV
[LOGO]

                             Investor Contact:          Media Contacts:
                             Robert Pons                Yin Chang/Henry Feintuch
                             Chief Executive Officer    KCSA Public Relations
                             SmartServ Online, Inc.     212-896-1228 / 896-1212
                             610-397-0689, Ext. 202     ychang@kcsa.com /
                             rpons@smartserv.com        hfeintuch@kcsa.com
                             www.smartserv.com

                                                           For Immediate Release

                    SMARTSERV COMPLETES ACQUISITON OF NREACH

                     Mobile Phone Content Company to Expand
                 SmartServ's Distribution into Retail Channels


PLYMOUTH MEETING, Pa., March 2, 2004 - SmartServ Online, Inc. (OTC: SSRV) announced today that it has completed the acquisition of Golden, Colo.-based nReach, Inc., creating the industry's first complete suite of wireless applications and the technologies to bring them to market, spanning the entire mobile phone industry from the consumer to the enterprise.

     The acquisition brings together two leading mobile technology companies and marks a significant development for the mobile phone industry. The combined SmartServ and nReach technology platforms and distribution channels create a turn-key opportunity for retailers, brands and entertainment properties. It extends the current SmartServ product suite with the addition of entertainment-based mobile content products such as ringtones, images, games, applications and video. The combined companies now provide a complete solution for creating, distributing, marketing, managing and monetizing mobile phone content across the carrier, retail and enterprise channels.

     SmartServ has acquired all of the stock of nReach in exchange for 500,000 shares of SmartServ common stock. In addition, SmartServ has assumed up to $100,000 of nReach's obligations and nReach shareholders may also earn up to 916,667 additional shares of SmartServ common stock in the event SmartServ reaches certain revenue targets within the next five fiscal quarters.

     Robert Pons, SmartServ's president and CEO said, "This acquisition perfectly complements our existing strategy. With nReach's broad portfolio of popular, mass-market mobile phone content - including ringtones, images, games, applications and video - we now have access to a large consumer base through nReach's marketing agreements with some of the nation's largest retailers including Best Buy, RadioShack and CVS."

     "As nReach continued to add more and more clients, we needed to find a solution for distributing their products into the carrier and enterprise channels," said Mike Stemple, founder and President of nReach. "SmartServ is the perfect solution, and now being part of the SmartServ family, we plan to leverage our distribution expertise in order to further monetize mobile phone content and applications on behalf of our customers."

                                     (more)

SMARTSERV ACQUIRES NREACH / 2


About nReach
nReach (www.nReach.com; www.nReach.biz) provides the retail, marketing and entertainment industries with a comprehensive technology platform to capitalize on the growing market for mobile phone content. Its private label solutions consists of online ecommerce, retail packaged goods/ PIN card sales and the industry's first Mobile Content Vending Machine for in-store unattended sales. nReach's solution also provides the largest selection of content, as well as, the broadest carrier and mobile phone support. Licensed ringtone content includes American Idol, The Matrix, Eminem, Britney Spears, 50 Cent, The Beatles, Elvis Presley, 2Pac, Snoop Dogg and Frank Sinatra. Its catalog also includes MAXIM and Corbis images and games such as Tom Clancy's Splinter Cell, NHL Power Shot Hockey, Spiderman, Wheel of Fortune, Jeopardy, Charlie's Angels, Q*Bert, and Rayman.

About SmartServ
SmartServ (OTC: SSRV) has a complete suite of wireless applications and the technologies to bring them to market, spanning the entire mobile phone industry from the consumer to the enterprise. SmartServ's customer and distribution relationships include wireless carriers, strategic partners, and a major financial institution. Our applications can be delivered via Java(TM) 2 Platform, Micro Edition (J2ME(TM)), QUALCOMM's Binary Runtime Environment for Wireless(TM) (BREW(TM)) solution, WAP and SMS, as well as RIM Blackberry and Pocket PC devices. For more information, please visit www.smartserv.com.

Forward-Looking Statements
This news release may contain forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document and those made from time-to-time by the Company are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, and are not limited to, potential fluctuations in quarterly results, the size and timing of awards and performances on contracts, dependence on large contracts and a limited number of customers, dependence on wireless and/or internet networks of third-parties for certain products and services, lengthy sales and implementation cycles, changes in management estimates incident to accounting for contracts, availability and cost of key components, market acceptance of new or enhanced products and services, proprietary technology and changing technology, competitive conditions, system performance, management of growth, the risk that the Company's current and future products and services may contain errors or be affected by technical problems that would be difficult and costly to detect and correct, dependence on key personnel and general economic and political conditions and other factors affecting spending by customers, and other risks described in the Company's filings with the Securities and Exchange Commission.

                                      # # #